                               POWER OF ATTORNEY

       The  undersigned  hereby constitutes and appoints each of Cornel Fuerer,
Robert Hahm and Abigail Jarrell, or either of them acting singly and with full power of substitution, as the undersigned's true and lawful attorney-in-fact to:

       (1)    execute   for and on behalf of the undersigned, in the
              undersigned's capacity as an officer and/or director of Corteva,
              Inc. (the "Company"), Forms 3, 4, and 5 (and any amendments thereto) in accordance with Section 16(a) of the Securities
              Exchange Act of 1934, as amended the "Exchange Act"), and the rules thereunder;

       (2)    do  and  perform  any  and  all  acts  for  and  on  behalf of the undersigned  that  may  be  necessary or desirable to complete and execute  any  such  Form  3,  4,  or  5,  complete and execute any amendments  thereto, and timely file such form with the U.S.
              Securities and Exchange Commission (the "SEC") and any securities exchange or similar authority, including without limitation the execution and filing of a Form ID or any other documents necessary or appropriate to obtain codes and passwords to enable the undersigned to file the Forms 3, 4 and 5 electronically with the
              SEC; and

       (3)    take  any  other  action in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of beneift to, in the best interest of, or legally required by or for, the undersigned, it being understood that the documents executed by such attorney-
              in-fact on behalf of the undersigned pursuant to this power of attorney shall be in such form and shall contain such information and disclosure as such attorney-in-fact may approve in such attorney-in-fact's discretion.

       The  undersigned  hereby  grants  to such attorney-in-fact full power and authority  to  do and perform any and every act and thing whatsoever required, necessary, or proper to be done in the exercise of any of the rights and powers herein  granted,  as fully to all intents and purposes as the undersigned might or  could  do  if  personally  present,  with  full  power  of  substitution or revocation,  hereby ratifying and confirming all that such attorney-in-fact, or such  attorney-in-fact's  substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving  in  such capacity at the request and on behalf of the undersigned, are not assuming, nor  is  the  Company  assuming,  any  of the undersigned's responsibilities to comply with any provision of Section 16 of the Exchange
Act.

       This  Power  of  Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless  earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact.

       IN  WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 2nd day of May, 2019.

Signed and acknowledged:

   /s/ James C. Collins, Jr.
--------------------------------------
   James C. Collins, Jr.